EXHIBIT 99.1

For Immediate Release

Contact:
(Company)                                      (Corporate Communications)
Barbara Duncan                                 Kathleen Eppolito
Chief Financial Officer                        Scientia Communications, Inc.
DOV Pharmaceutical, Inc.                       (718) 281-1809
(201) 968-0980

    DOV Pharmaceutical, Inc., Appoints Theresa Bischoff to Board of Directors

Hackensack, NJ, January 15, 2004. DOV Pharmaceutical, Inc. (Nasdaq: DOVP) today announced that Theresa Bischoff has joined its board of directors.

Ms. Bischoff took over this month as CEO of the American Red Cross in Greater New York. Previously she served for five years as president of the New York University Medical Center, having joined the Center in 1984. She has played important leadership roles as an advocate for hospitals and medical schools on the local and national level. In 2001, then serving as chair of the Greater New York Hospital Association, she worked to help the city's hospitals receive financial assistance from the federal government as they recovered from September 11. In 2003 she served as chair of the Association of American Medical Colleges, the policy-setting and advocacy organization for the country's 125 medical schools and 400 major teaching hospitals. She currently serves as a trustee of Mutual of America Capital Asset Management. Prior to joining NYU Medical Center, Ms. Bischoff worked in corporate finance at Squibb Corporation (now part of Bristol Meyers-Squibb) and Great Northern Nekoosa (now part of Georgia Pacific) and as a senior auditor with Arthur Anderson. She holds an MBA from New York University (1995) and BS from the University of Connecticut
(1975). She is also a certified public accountant.

Dr. Arnold Lippa, chairman and CEO of DOV said, "Terry's substantial experience with healthcare organizations coupled with her proven leadership and managerial expertise will be a tremendous asset to our board. She provides the ideal balance of skills that DOV requires as we evaluate options to navigate through clinical development of our products. We are delighted to have someone of her caliber and experience join the board."

Ms. Bischoff added, "DOV represents an exciting opportunity to apply my knowledge of the healthcare landscape to develop a longer term strategy for a company with such a promising pipeline of products. I believe my experience in leading and managing large healthcare

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organizations will help in the nearer term to ensure stability and fiscal preparedness. I look forward to working closely with my colleagues on the DOV board and management."

DOV is a biopharmaceutical company focused on the discovery, in-licensing, development and commercialization of novel drug candidates for central nervous system and other disorders, including cardiovascular and urological, that involve alterations in neuronal processing. The company has six product candidates in clinical trials addressing therapeutic indications with significant unmet needs.

Cautionary Note:

Statements in this press release that are not historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, each as amended, including statements regarding our expectations with respect to the progress of and level of expenses for our clinical trial programs. You can also identify forward-looking statements by the following words: may, will, should, expect, intend, plan, anticipate, believe, estimate, predict, potential, continue or the negative of these terms or other comparable terminology. We caution you that forward-looking statements are inherently uncertain and are simply point-in-time estimates based on a combination of facts and factors currently known by us about which we cannot be certain. Actual results or events will surely differ and may differ materially from our forward-looking statements as a result of many factors, some of which we may not be able to predict or may not be within our control. Such factors may also materially adversely affect our ability to achieve our objectives and to successfully develop and commercialize our product candidates, including our ability to:

      o demonstrate the safety and efficacy of product candidates at each stage of development;

      o     meet our development schedule for our product candidates;

      o meet applicable regulatory standards and receive required regulatory approvals on our anticipated time schedule or at all;

      o meet obligations and achieve milestones under our license and other agreements;

      o     meet obtain collaborations as required with pharmaceutical partners;

      o     obtain substantial additional funds;

      o     obtain and maintain all necessary patents or licenses; and

      o produce drug candidates in commercial quantities at reasonable costs and compete successfully against other products and companies.

Other factors that may cause our actual results to differ materially from our forward-looking statements include the fact that we or the FDA may suspend one or more of our clinical trials, patient recruitment may be slower than expected or patients may drop out of our clinical trials

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and our success depends on the performance of our licensees and collaborative partners who among other things may not fulfill their obligations to us. You should also refer to the risks discussed in our other filings with the Securities and Exchange Commission including those contained in our annual report on Form 10-K filed on March 31, 2003, and most recent quarterly report on Form 10-Q filed November 14, 2003. We qualify all our forward-looking statements by these cautionary statements. There may be other factors that may materially affect our forward-looking statements and our future results. Readers should not, therefore, place undue reliance on our forward-looking statements. We do not undertake any obligation and do not intend to update any forward-looking statement.